Exhibit 10.2

FARMERS VENDING CO. LTD. PURCHASE AGREEMENT

This Purchase Agreement, dated September 26, 2022, is made between Yin-Chieh Cheng of Nocera, Inc. (“Seller”) and Chun-Chih Cheng of Farmer Vending Machine Co. Ltd. (“Purchaser”)

In consideration of the mutual promises and covenants in this Agreement, the Purchaser agrees to the Purchase of $1 million dollar of Seafood, Fruits and Vegetables to sell through its Vending Machine location and Fruit Outlets.

Terms and Conditions as set forth below.

Purchase

The Purchaser shall purchase $1 million of Seafood, Fruits and Vegetables from Seller every month.

Terms And Conditions

1.	Purchase Price

The purchase price is based on the prevailing market price with 30% discount.

2.	Payment

Payment shall be made upon receipt of the product.

3.	Effective Date

The Effective Date of this Agreement shall be October 1, 2022 for a period 1 year.

4.	Delivery

The Seller shall be responsible for all delivery of good to purchaser locations and seller should bear all the cost of delivery.

5.	Warranty of the Seller

The Seller warrants that the consummation of this Agreement does not violate any terms or provision of the bylaws of the company or any contract or any commitment. Moreover, the Seller warrants that there are no actions, proceedings or investigation pending against the Seller.

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6.	Warranty of the Purchaser

The Purchaser understands the risks of purchase food products. The Purchaser has enough knowledge and experience in food commodity industry, making the Purchaser capable of evaluating the merits and risks associated with this Agreement.

7.	Governing Law

This agreement shall be governed by the civil law and the Company law of Taiwan.

Purchaser	Seller

Nocera, Inc	Farmers Vending Machine Co. Ltd

/s/ Yin-Chieh Cheng	/s/ Chun-Chih Cheng

Name: Yin-Chieh Cheng	Name: Chun-Chih Cheng

Title: Chief Executive Officer

Address: 3F., NO. 185, SEC. 1, DATONG RD.,	Address: 3 F., No. 17, Ln. 236, Xizhi Dist.,

XIZHI DIST., NEW TAIPEI CITY 221,	Sec. 1, Dunhua S. Rd., Da’an

TAIWAN (R.O.C.)	Dist., Taipei City 106,

TAIWAN (R.O.C.)

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